EXHIBIT 10.64

WRITTEN CONSENT OF STOCKHOLDERS

OF

BPO MANAGEMENT SERVICES, INC.

The undersigned stockholders of BPO Management Services, Inc. a Delaware corporation (the “Corporation”), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware, hereby adopt the following resolutions:

RATIFICATION OF THE APPROVAL OF THE BPO MANAGEMENT SERVICES, INC. 2007 STOCK INCENTIVE PLAN.

RESOLVED, that each of the undersigned stockholders hereby ratifies and confirms the undersigneds’ previous consent to the adoption of the BPO MANAGEMENT SERVICES, INC. 2007 STOCK INCENTIVE PLAN, a copy of which is attached hereto as Exhibit A;

FURTHER, RESOLVED, that the Board of Directors and the officers of the Corporation are hereby authorized and directed, on behalf of the Corporation, to execute and deliver or file all such instruments and other documents, and to do and perform all such other acts and things, as in their judgment may be necessary or appropriate in order to carry out the purposes of the foregoing resolution; and

FURTHER, RESOLVED, that this document may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

CONTINUED ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 5th day of June, 2008.

/s/ Patrick Dolan

Name: PATRICK A. DOLAN
All shares held of record of Common Stock
All shares held of record of Series A Preferred Stock
All shares held of record of Series C Preferred Stock

/s/ James Cortens

Name: JAMES CORTENS
All shares held of record of Common Stock
All shares held of record of Series A Preferred Stock
All shares held of record of Series C Preferred Stock

/s/ Brian Meyer

Name: BRIAN MEYER
All shares held of record of Common Stock
All shares held of record of Series B Preferred Stock

/s/ Lynne Meyer

Name: LYNNE MEYER
All shares held of record of Common Stock
All shares held of record of Series B Preferred Stock

/s/ Donald West

Name: DONALD WEST
All shares held of record of Common Stock
All shares held of record of Series B Preferred Stock

/s/ Sharon West

Name: SHARON WEST
All shares held of record of Common Stock
All shares held of record of Series B Preferred Stock

WEST LTP TRUST

By:/s/ Richard Taylor

Name:     RICHARD TAYLOR
Title:       Trustee
All shares held of record of Common Stock
All shares held of record of Series B Preferred Stock

EXHIBIT A

BPO MANAGEMENT SERVICES, INC.
2007 STOCK INCENTIVE PLAN

RECITALS

WHEREAS, BPO Management Services, Inc. desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers and/or employees of the Company and its subsidiaries by increasing their proprietary interest in the Company’s growth and success:

NOW, THEREFORE, the Company hereby adopts this BPO Management Services, Inc 2007 Stock Incentive Plan to read as follows:

ARTICLE 1

PURPOSE OF THE PLAN

1.1. Purpose.  The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as officers and employees of the Company or any of its subsidiaries or affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Company’s common stock.

ARTICLE 2

DEFINITIONS

The following terms shall have the meanings indicated.

2.1.. “Board” means the board of directors of the Company.

2.2.  “Cause” means conviction of a felony involving moral turpitude or the failure to satisfactorily perform assigned duties after notice to cure has been given.

2.3  “Change of Control” means a “Change in the Ownership of the Company”, a “Change in Effective Control of the Company”, or a “Change in the Ownership of a Substantial Portion of the Assets of the Company”, all as defined below.  To qualify as a “Change of Control”, the occurrence of the event must be objectively determinable and any requirement that any other person, such as a plan administrator or board of directors compensation committee, certify the occurrence of a Change of Control must be strictly ministerial and not involve any discretionary authority.

A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company”.  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this definition.  This definition applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

A “Change in the Effective Control of the Company” occurs only on the date that either:

(1) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(2) A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation.  If a person, including an entity stockholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

2.4.  “Closing Price” means on any particular date (a) the last closing bid price per share of the Company’s common stock on such date on the OTC Bulletin Board or a registered national stock exchange on which the Company’s common stock is then listed, (b) if the Company’s common stock is not quoted or listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of the Company’s Common Stock on the over-the-counter market, as reported by the OTC Bulletin Board or Pink Sheets, LLC (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, (c) if the Company’s common stock is not then reported by the OTC Bulletin Board or Pink Sheets, LLC (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the applicable trading days preceding such date of determination, or (d) if the Company’s common stock is not then publicly traded, the fair market value of a share of the Company’s common stock as determined by the Board.

2.5.  “Code” means the Internal Revenue Code of 1986, as amended.

2.6.  “Committee” means the compensation committee of the Board.

2.7.  “Company” means BPO Management Services, Inc., a Delaware corporation.

2.8.  “Director” means a member of the Board.

2.9.  “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of no less than 12 months.

2.10.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11.  “Grant Limitation” means the maximum number of Shares with respect to which Options may be granted to any Participant during any calendar year as set forth in Section 3.4.

2.12.  “Incentive Stock Option” means an Option which qualifies as an incentive stock option under Section 422 of the Code.

2.13.  “Non Employee Director” means a non-employee director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.14.  “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.15.  “Option” means an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to Article 5.
.
2.16. “Optionee” means the recipient of an Option.

2.17.  “Outside Director” means an outside director within the meaning of Section 162(m) of the Code.

2.18. “Participant” means a person who has received an Option or to whom an Option has been transferred.

2.19.  “Permitted Assignee” means (i) the spouse, parent, issue, spouse of issue, or issue of spouse, of an Optionee, (ii) a trust for the benefit of one or more persons described in clause (i) or for the benefit of an Optionee, as the case may be, or (iii) an entity in which an Optionee or a person described in clauses (i) or (ii) is a beneficial owner.

2.20.  “Plan” means this BPO Management Services, Inc. 2007 Stock Incentive Plan.

2.21.  “Share” means a share of common stock of the Company.

2.22.  “Share Limitation” means the aggregate number of Shares authorized for Options as described in Section 3.1.

2.23.  “Stock Option Agreement” means a stock option agreement described in Article 5.

2.24. “Tax Election” means a written election of an Optionee, or a Permitted Assignee, to have Shares withheld to satisfy withholding taxes as described in Section 6.1.

ARTICLE 3

SHARES SUBJECT TO AWARDS

3.1  Number of Shares.  Subject to the adjustment provisions of Section 5.10, the Share Limitation shall be [4,600,000] Shares. No Options to purchase fractional Shares shall be granted or issued under the Plan.  For purposes of this Section 3.1, the Shares that shall be counted toward the Share Limitation shall include all Shares issued or issuable pursuant to Options that have been or may be exercised.

3.2  Shares Subject to Terminated Options.  The Shares covered by any unexercised portions of terminated Options granted under Article 5 and Shares subject to any Options which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Options under the Plan.  In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Options under the Plan.  .

3.3  Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares, treasury Shares acquired by the Company, or both.

3.4  Limitations on Grants to Individual Participant.  Subject to the adjustment provisions of Section 5.10, the Grant Limitation shall be ________ Shares.  If an Option is canceled, the Shares with respect to such canceled Option shall continue to be counted toward the Grant Limitation for the year granted.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

4.1  Options to Employees.  (a) Participants who are eligible to receive Options shall consist of such employees of the Company or any of its subsidiaries or affiliates as the Committee shall select from time to time.  The Committee’s designation of a Participant in any year shall not require the Committee  to designate such person to receive Options in any other year.

(b)           No Option which is intended to qualify as an Incentive Stock Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Closing Price of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted. Incentive Stock Options may only be granted to employees of the Company or its subsidiaries.

4.2  Administration.  (a) The Plan shall be administered by the Committee. Unless otherwise determined by the Board, each member of the Committee shall be a Non-Employee Director and an Outside Director.  In no event shall the Committee consist of fewer than two Directors.  The Directors may remove from, add members to, or fill vacancies in the Committee.

(b)           The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members.  The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Options pertaining to a Change of Control of the Company and to amend or modify existing Options; provided, however, that the Committee may not, without first obtaining the approval of the stockholders of the Company, reprice any outstanding Option then exercisable for a price above the then current market price of the Shares to provide for a lower exercise price.

(c)           Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors and employees, and Plan participants.

ARTICLE 5

OPTIONS

5.1  Grant of Options.  The Committee shall determine, within the limitations of the Plan, the employees of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either Incentive Stock Options or Nonqualified Stock Options. An Option is the right to purchase Shares at a specified price.

All Options granted pursuant to this Article 5 shall be authorized by the Committee and shall be evidenced in writing by Stock Option Agreements  in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Stock Option Agreement granting Options which are intended to qualify as Incentive Stock Options, are not inconsistent with Section 422 of the Code.  Granting of an Option pursuant to the Plan shall impose no obligation on the Optionee to exercise such option.  Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option at the same time and may hold both Incentive Stock Options and Nonqualified Stock Options at the same time.  To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

5.2  Option Price. Subject to Section 4.1(b), the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Closing Price of such Share on the date of the grant of such Option or, if the bulletin board or market was closed on the date in question, then the Closing Price on the next trading day immediately preceding the day in question.

5.3  Option Period; Vesting.  Subject to Section 4.1(b), the period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted.  After the Option is granted, the option period may not be reduced.  Options granted under the Plan shall vest on terms no more favorable than the vesting provisions generally applicable to recent stock option awards to key employees of the Company; provided, that in no event shall two-thirds (2/3) of the Shares covered by Options hereunder vest prior to May 31, 2010.  [Note:  To be the third anniversary of the Closing Date.]

5.4  Exercise of Options.  Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee, as provided in Sections 5.7 and 5.8 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Full payment of such purchase price shall be made within five (5) business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of Committee, by tendering previously acquired Shares (valued using the Closing Price as of the date of tender), or (iii) with the consent of the Committee, any combination of (i) and (ii).  In connection with a tender of previously acquired Shares pursuant to clause (ii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.5  Transferability.  No Option that is intended to qualify as an Incentive Stock Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative.  Nonqualified Stock Options are transferable by the Optionee to any Permitted Assignee; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of the Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by an Optionee to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Optionee shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with an Optionee’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 5.5.

5.6  Termination of Employment.  In the event of the termination of employment of an Optionee for any reason (other than death or Disability as provided below), any Option(s) held by such Optionee (or its Permitted Assignee) under the Plan and not previously exercised or expired shall be deemed canceled and terminated on the day of such termination or separation, unless the Committee decides, in its sole discretion, to extend the term of the Option for a period not to exceed three months after the date of such termination or separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 5.4, above.

5.7  Death.  In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, any Option(s) held by such Optionee (or his Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 5.4, above.

5.8  Disability.  In the event of the termination of employment of an Optionee due to Disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of Disability (as determined by the Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option may be extended until six months after such termination at the discretion of the Committee; provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 5.4, above.

5.9  Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Committee may not amend the Plan, without the approval of the Company’s stockholders, to increase the number of Shares that may be the subject of awards under the Plan (except for adjustments pursuant to Section 5.10 hereof).  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Option previously granted without such Optionee’s or Participant’s consent.

5.10  Adjustments.  In the event that the Committee shall determine that any dividend, or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Options, (ii) the number and type of Shares subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such Option); and provided further, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.  In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company, the Committee or the Board may cause any Option outstanding as of the effective date of any such transaction to be canceled in consideration of a cash payment or alternate Option made to the holder of such canceled Option equal in value to the fair market value of such canceled Option.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  With respect to each adjustment contemplated by this Section 5.10, no such adjustment shall be authorized to the extent that such adjustment would cause an Option to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Option).

ARTICLE 6

MISCELLANEOUS

6.1  Tax Withholding.  All payments or distributions made pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the exercise of an Option or any other event occurring pursuant to the Plan.  The Company shall have the right to withhold from such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes.  If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a Tax Election, which may be accepted or rejected in the discretion of the Committee.

6.2  Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Option hereunder shall confer upon any employee the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment of (or to demote or to exclude from future Options under the Plan) any such employee at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Option granted in the event of termination of an employment even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee.

6.3  Nature of Payments.  All Options made pursuant to the Plan are in consideration of services performed for the Company or any subsidiary or affiliate of the Company.  Any income or gain realized pursuant to Options under the Plan constitutes a special incentive payment to the Optionee or Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

6.4  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

6.5  Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

6.6  Governing Law.  The Plan and all determinations made and actions taken thereunder, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

6.7  Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board.  Options may be granted under the Plan at any time and from time to time on or prior to May __, 2017, on which date the Plan will expire except as to Options then outstanding under the Plan.  Such outstanding Options shall remain in effect until they have been exercised or terminated, or have expired.

6.8  Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.